UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

VERAMARK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13898	16-1192368
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1565 Jefferson Rd, Suite 120, Rochester, NY	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 381-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant is filing this Amendment No.1 (the “Amendment”) to the Current Report on Form 8-K filed on June 22, 2011 (the “Report”) to update a certain disclosure that was redacted in the original Current Report on Form 8-K.

This Amendment is filed solely to amend the disclosure of material term number 4 under Item 1.01 of the Report, regarding the provision of a royalty payment, and does not in any way alter or amend any other terms in Items 1.01 and 2.03 of the Report as previously filed.

This Amendment No. 1 speaks as of the original filing date of the Current Report on Form 8-K, and does not reflect events that may have occurred subsequent to the original filing date.

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

On June 16, 2011, Registrant entered into a Nonexclusive Patent License and Settlement Agreement (the “Settlement Agreement”) relating to an action brought by Asentinel LLC, against Registrant and AnchorPoint, a division of MTS, and CASS Information Systems (the “Lawsuit”), alleging infringement of two patents held by Asentinel concerning systems and methods for identifying and processing billing exceptions in telecommunications invoices (the “Patents”). That litigation was disclosed in Registrant’s report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 29, 2011.

The material terms of the Settlement Agreement are:

1. Asentinel granted Registrant a fully paid-up license under the Patents to make, use, sell, and offer for sale the products and services that, but for the license, would infringe the Patents (“Licensed Products”).

2. Asentinel waived all claims for damages for prior infringements of the Asentinel Patents by Registrant and its predecessors, successors, agents, attorneys, distributors, insurers, servants, licensees, service providers, retailers, suppliers, employees, officers, directors, users and customers.

3. Registrant agreed to pay Asentinel $500,000. Of that amount, $250,000 was paid upon execution of the Settlement Agreement and $250,000 is payable without interest (other than after the occurrence of an event of default) on June 16, 2012, and is represented by Registrant’s promissory note.

4. Asentinel agreed to grant a license to any entity hereafter acquired by the Registrant to sell Licensed Products, with the provision that the Registrant pay an annual royalty to Asentinel equal to four percent (4%) of revenues from Licensed Products sold by the acquired entity.

5. The Lawsuit is dismissed as against Registrant.

Registrant intends to file a copy of the Settlement Agreement as an Exhibit to its Report on Form 10-Q for the quarter ending June 30, 2011.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Settlement Agreement, Registrant issued to Asentinel its promissory note in the principal amount of $250,000, due June 16, 2012 (the “Note”). The Note does not bear interest unless there is an event of default, in which event it bears interest at the maximum rate permitted by law. Events of default under the Note are the failure to pay amounts due under the Note when due or the commencement of an insolvency, bankruptcy receivership or similar proceeding by or against Registrant. The Settlement Agreement provides that if the Note is not paid when full, Asentinel may revoke the licenses granted in the Settlement Agreement.

Registrant intends to file a copy of the Note as an Exhibit to its Report on Form 10-Q for the quarter ending June 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Rochester, New York on August 30, 2011

Veramark Technologies, Inc.

By: /s/ Ronald C. Lundy
Ronald C. Lundy,
Senior Vice President of Finance and
Chief Financial Officer